SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 1999
(To Prospectus dated May 17, 1999)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

             CHL Mortgage Pass-Through Certificates, Series 1999-11
                                     Issuer
                                   ----------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated September 27, 1999, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 17, 1999. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $3,915,940.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

                  As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 552 Mortgage Loans having an aggregate Stated Principal Balance of approximately $126,150,306.

                  The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                     As of
                                                               September 1, 2002
Total Number of Mortgage Loans...............................         552
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days..........................................        4.53%
         60-90 days..........................................        0.91%
         91 days or more (excluding pending foreclosures)....        0.72%
                                                                     -----
         Total Delinquencies.................................        6.16%
                                                                     =====
Foreclosures Pending.........................................        1.09%
                                                                     -----
Total Delinquencies and foreclosures pending.................        7.25%
                                                                     =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

                  Two (2) Mortgage Loan has been converted and is, as of the Reference Date, an REO Loan.

                  Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

                  Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                             At            At
                                                    At February 28(29),                 December 31,    June 30,
                                       ------------------------------------------------  ------------ ------------
                                        1998         1999         2000         2001         2001          2002
                                        ----         ----         ----         ----         ----          ----

   Delinquent Mortgage Loans and
      Pending Foreclosures at
      Period End
        30-59 days...................       1.08%        1.03%        1.36%        1.61%        1.89%         1.85%
        60-89 days...................       0.16         0.18         0.22         0.28         0.39          0.40
        90 days or more (excluding
           pending foreclosures).....       0.16         0.12         0.16         0.14         0.23          0.28
                                       ---------    ---------    ---------    ---------    ---------     ---------
            Total of delinquencies          1.40%        1.32%        1.75%        2.03%        2.51%         2.53%
                                       =========    =========    =========    =========    =========     =========
   Foreclosures pending..............       0.17%        0.14%        0.16%        0.27%        0.31%         0.28%
                                       =========    =========    =========    =========    =========     =========

   Total delinquencies and
       foreclosures pending..........       1.57%        1.46%        1.91%        2.30%        2.82%         2.81%
                                       =========    =========    =========    =========    =========     =========


   Net Gains/(Losses) on
       liquidated loans(1)...........$(2,662,000) $(2,882,524) $(3,076,240) $(2,988,604) $(5,677,141)  $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2)........     (0.024)%     (0.018)%     (0.017)%     (0.014)%     (0.022)%      (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1)........      (0.027)%     (0.021)%     (0.017)%     (0.015)%     (0.023)%      (0.011)%

-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

                  The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

                  As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $3,915,940, evidencing a beneficial ownership interest of approximately 3.10% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $108,923,689 and evidenced in the aggregate a beneficial ownership interest of approximately 86.34% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $17,226,611, and evidenced in the aggregate a beneficial ownership interest of approximately13.66% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

                  The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

                  Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $3,915,940 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                    The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 84.0%.


                                      Sensitivity of the Principal Only Certificates to Prepayments
                                                       (Pre-tax Yields to Maturity)

                                                                         Percentage of SPA
                                                        ----------------------------------------------------
        Class                                            0%        100%        250%        400%        500%
        ------                                          ------    ------     ------       ------      ------
        Class PO..................................      1.0%       1.8%        3.5%        5.5%        7.0%


                 It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

                  The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                            Class PO
                                                       Percentage of SPA
                                        --------------------------------------------
          Distribution Date                0%      100%      250%      400%      500%
          -----------------             ----      ----      ----      ----      ----
Initial Percent..................         100       100      100       100       100
October 15, 2002                           67       67        67        66        65
October 25, 2003                           66       62        56        49        45
October 25, 2004                           65       57        47        37        31
October 25, 2005                           64       53        39        28        21
October 25, 2006                           63       49        32        21        15
October 25, 2007                           62       45        27        15        10
October 25, 2008                           60       41        22        11         7
October 25, 2009                           59       38        19         8         5
October 25, 2010                           57       34        15         6         3
October 25, 2011                           55       31        13         5         2
October 25, 2012                           53       29        10         3         1
October 25, 2013                           51       26        8          2         1
October 25, 2014                           49       23        7          2         1
October 25, 2015                           47       21        6          1         0
October 25, 2016                           44       19        4          1         0
October 25, 2017                           42       16        4          1         0
October 25, 2018                           39       14        3          0         0
October 25, 2019                           36       13        2          0         0
October 25, 2020                           33       11        2          0         0
October 25, 2021                           30        9        1          0         0
October 25, 2022                           27        8        1          0         0
October 25, 2023                           23        6        1          0         0
October 25, 2024                           20        5        1          0         0
October 25, 2025                           16        4        0          0         0
October 25, 2026                           12        3        0          0         0
October 25, 2027                            7        2        0          0         0
October 25, 2028                            3        1        0          0         0
October 25, 2029                            0        0        0          0         0
Weighted Average Life (years) **.        16.61     9.78      5.36      3.46      2.73

--------------------------
*   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,632,945 and $100,000 and $1,321,899, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

                  General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

                  Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

                  The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

     o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

     o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

                  The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

                  A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

                  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

                  Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

                  Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

                  Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

                  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

                  A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

                  Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

                  Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

                  The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                  Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

                  Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

                  No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

                  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

                  The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1999-11


                              Current Mortgage Rates of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
       Mortgage Rate (%)                Loans                 Outstanding ($)                Pool (%)
-------------------------------------------------------------------------------------------------------------
             5.000                           1                         108,828                  0.09
             6.375                           1                         480,557                  0.38
             6.500                           8                       2,360,159                  1.87
             6.625                           8                       2,992,721                  2.37
             6.750                          25                       6,781,206                  5.38
             6.875                          32                       8,659,032                  6.86
             7.000                          44                       9,099,802                  7.21
             7.125                          39                       8,321,992                  6.60
             7.195                           1                         247,241                  0.20
             7.250                          41                      10,491,467                  8.32
             7.375                          26                       8,032,885                  6.37
             7.500                          38                       6,988,944                  5.54
             7.625                          32                       7,238,411                  5.74
             7.750                          55                      12,597,989                  9.99
             7.875                          64                      13,194,423                 10.46
             8.000                          33                       7,457,068                  5.91
             8.125                          23                       4,849,244                  3.84
             8.250                          22                       4,406,244                  3.49
             8.375                           8                       1,335,929                  1.06
             8.500                          22                       3,220,660                  2.55
             8.625                           4                       2,340,285                  1.86
             8.750                          10                       1,533,602                  1.22
             8.875                          12                       2,900,785                  2.30
             9.000                           1                         343,836                  0.27
             9.125                           1                          43,389                  0.03
             9.250                           1                         123,606                  0.10
-------------------------------------------------------------------------------------------------------------
     Total                                 552                     126,150,307                100.00
=============================================================================================================

(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.556% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.541%.


                             Current Mortgage Loan Principal Balances (1)
--------------------------------------------------------------------------------------------------------------
         Current Mortgage                Number of       Aggregate Principal Balance    Percent of Mortgage
         Loan Balance ($)             Mortgage Loans           Outstanding ($)                Pool (%)
--------------------------------------------------------------------------------------------------------------
 10,000.01 to  50,000.00                        19                      776,875                  0.62
 50,000.01 to 100,000.00                        96                    7,483,519                  5.93
100,000.01 to 150,000.00                        83                   10,185,626                  8.07
150,000.01 to 200,000.00                        65                   11,150,662                  8.84
200,000.01 to 250,000.00                        44                   10,033,521                  7.95
250,000.01 to 300,000.00                       113                   30,879,952                 24.48
300,000.01 to 350,000.00                        58                   18,592,422                 14.74
350,000.01 to 400,000.00                        30                   11,224,304                  8.90
400,000.01 to 450,000.00                        16                    6,822,034                  5.41
450,000.01 to 500,000.00                         8                    3,822,000                  3.03
500,000.01 to 550,000.00                         5                    2,643,937                  2.10
550,000.01 to 600,000.00                         5                    2,873,858                  2.28
600,000.01 to 650,000.00                         2                    1,243,617                  0.99
650,000.01 to 700,000.00                         1                      665,259                  0.53
700,000.01 to 750,000.00                         2                    1,451,507                  1.15
750,000.01 to 1,000,000.00                       2                    1,571,509                  1.25
1,000,000.01 to 1,500,000.00                     2                    2,913,233                  2.31
1,500,000.01 to 2,000,000.00                     1                    1,816,473                  1.44
--------------------------------------------------------------------------------------------------------------
   Total                                       552                  126,150,307                100.00
==============================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $228,533.


                         Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
--------------------------------------------------------------------------------------------------------------
 Original Loan-to-Value Ratios    Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
              (%)                       Loans                 Outstanding ($)                Pool (%)
--------------------------------------------------------------------------------------------------------------
50.00 or Less                               17                       3,976,162                  3.15
50.01 to 55.00                               6                       2,683,422                  2.13
55.01 to 60.00                               9                       1,977,290                  1.57
60.01 to 65.00                              18                       7,221,703                  5.72
65.01 to 70.00                              25                       7,609,043                  6.03
70.01 to 75.00                              55                      14,098,849                 11.18
75.01 to 80.00                             375                      76,121,125                 60.34
80.01 to 85.00                               3                         748,202                  0.59
85.01 to 90.00                              27                       7,374,884                  5.85
90.01 to 95.00                              17                       4,339,626                  3.44
--------------------------------------------------------------------------------------------------------------
Total                                      552                     126,150,307                100.00
==============================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 76.50%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                State Distribution of the Mortgaged Properties (1)
--------------------------------------------------------------------------------------------------------------
     State Distribution of        Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
     Mortgaged Properties               Loans                 Outstanding ($)                Pool (%)
--------------------------------------------------------------------------------------------------------------
California                                 107                      31,839,256                 25.24
Colorado                                    17                       4,098,232                  3.25
Florida                                     42                       6,254,851                  4.96
Illinois                                    16                       3,848,036                  3.05
Massachusetts                               14                       3,693,876                  2.93
New Jersey                                  27                       6,400,547                  5.07
New York                                    31                       7,668,367                  6.08
Pennsylvania                                23                       5,714,830                  4.53
Tennessee                                   20                       4,117,234                  3.26
Texas                                       55                      10,330,191                  8.19
Virginia                                    18                       5,807,632                  4.60
Washington                                  18                       3,358,693                  2.66
Other (less than 2%)                       164                      33,018,561                 26.17
--------------------------------------------------------------------------------------------------------------
Total                                      552                     126,150,307                100.00
==============================================================================================================

(1) "Other" includes 33 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.44% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                       Documentation Programs for the Mortgage Loans
--------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
        Type of Program                 Loans                 Outstanding ($)                Pool (%)
-------------------------------------------------------------------------------------------------------------
Full/Alternative                           323                      84,916,005                 67.31
Reduced                                    210                      36,666,925                 29.07
Streamlined                                 12                       1,938,561                  1.54
No Income/No Asset                           7                       2,628,816                  2.08
--------------------------------------------------------------------------------------------------------------
Total                                      552                     126,150,307                100.00
==============================================================================================================


                                                Types of Mortgaged Properties
--------------------------------------------------------------------------------------------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
         Property Type                   Loans                 Outstanding ($)                Pool (%)
--------------------------------------------------------------------------------------------------------------
Single Family Residence                     409                      90,102,774                 71.42
Planned Unit Development                    109                      29,193,161                 23.14
Low-rise Condominium                         16                       3,746,652                  2.97
2-4 Family Residence                         13                       2,608,181                  2.07
Manufactured Housing (1)                      3                         276,074                  0.22
High-rise Condominium                         2                         223,465                  0.18
--------------------------------------------------------------------------------------------------------------
Total                                       552                     126,150,307                100.00
==============================================================================================================

(1)  Treated as real property.

                                               Purposes of the Mortgage Loans
--------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
         Loan Purpose                   Loans                 Outstanding ($)                Pool (%)
--------------------------------------------------------------------------------------------------------------
Purchase                                   311                      84,241,331                 66.78
Refinance (cash-out)                       143                      22,133,243                 17.55
Refinance (rate/term)                       98                      19,775,732                 15.68
--------------------------------------------------------------------------------------------------------------
Total                                      552                     126,150,307                100.00
==============================================================================================================


                                            Occupancy Types of the Mortgage Loans (1)
--------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
        Occupancy Type                  Loans                 Outstanding ($)                Pool (%)
--------------------------------------------------------------------------------------------------------------
Owner Occupied                             540                     122,713,993                 97.28
Investment                                  10                       1,687,159                  1.34
Secondary Residence                          2                       1,749,154                  1.39
--------------------------------------------------------------------------------------------------------------
Total                                      552                     126,150,307                100.00
==============================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


                            Remaining Terms to Maturity of the Mortgage Loans (1)
--------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
           (months)                     Loans                 Outstanding ($)                Pool (%)
------------------------------------------------------------------------------------- ------------------------
              202                            3                         377,401.20               0.30
              203                            4                       1,338,851.70               1.06
              204                            6                       1,432,044.94               1.14
              261                            1                         158,479.39               0.13
              264                            1                          78,051.77               0.06
              295                            1                          70,797.02               0.06
              300                            1                         108,827.62               0.09
              311                            2                         518,483.49               0.41
              317                            1                          63,353.28               0.05
              318                            1                         251,044.34               0.20
              319                            1                         238,414.34               0.19
              320                            4                         302,812.31               0.24
              321                           26                       3,315,224.00               2.63
              322                           68                      16,477,355.64              13.06
              323                          181                      38,157,547.81              30.25
              324                          167                      39,312,177.29              31.16
              325                           57                      18,204,182.80              14.43
              326                           27                       5,745,257.60               4.55
--------------------------------------------------------------------------------------------------------------
Total                                      552                        126,150,307             100.00
==============================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 320 months.

                                                                      EXHIBIT 2

        THE                                          Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-11

                                                     Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                                         Certificate                           Pass
                            Class            Rate           Beginning        Through         Principal           Interest
 Class        Cusip       Description        Type            Balance         Rate (%)       Distribution       Distribution
------------------------------------------------------------------------------------------------------------------------------------
 A1         12669BKA9       Senior        Fix-30/360              0.00       7.250000               0.00              0.00
 A2         12669BKB7       Senior        Fix-30/360      3,189,449.20       7.250000       2,284,757.75         19,269.59
 A3         12669BKC5       Senior        Fix-30/360              0.00       7.250000               0.00              0.00
 A4         12669BKD3       Senior        Fix-30/360      4,667,495.11       7.250000       3,343,547.93         28,199.45
 A5         12669BKE1       Senior        Fix-30/360     14,331,684.00       7.250000               0.00         86,587.26
 A6         12669BKF8       Senior        Fix-30/360      2,000,000.00       7.250000               0.00         12,083.33
 A7         12669BKG6       Senior        Fix-30/360        547,628.00       0.000000               0.00              0.00
 A8         12669BKH4       Senior        Fix-30/360     12,881,186.00       7.500000               0.00         80,507.41
 A9         12669BKJ0       Senior        Fix-30/360      1,000,000.00       7.500000               0.00          6,250.00
 A10        12669BKK7       Senior        Fix-30/360      1,000,000.00       7.500000               0.00          6,250.00
 A11        12669BKL5       Senior        Fix-30/360      1,000,000.00       7.500000               0.00          6,250.00
 A12        12669BKM3       Senior        Fix-30/360      5,634,531.57       7.000000         117,493.15         32,868.10
 A13        12669BKN1       Senior        Fix-30/360      9,223,786.00       7.000000               0.00         53,805.42
 A14        12669BKP6       Senior        Fix-30/360     20,141,682.44       7.000000               0.00              0.00
 A15        12669BKQ4      Strip IO       Fix-30/360      1,206,896.55       7.250000               0.00          7,291.67
 A16        12669BKR2       Senior        Fix-30/360     34,961,256.00       7.250000               0.00        211,224.26
 A17        12669BLB6       Senior        Fix-30/360        202,206.81       7.250000         144,850.32          1,221.67
 PO         12669BKS0      Strip PO       Fix-30/360      4,164,623.56       0.000000         248,683.10              0.00
 X          12669BKT8      Strip IO       Fix-30/360     63,574,462.59       0.517494               0.00         27,416.17
 AR         12669BKU5       Senior        Fix-30/360              0.00       7.250000               0.00              0.03
------------------------------------------------------------------------------------------------------------------------------------
 M          12669BKV3       Junior        Fix-30/360      8,963,270.93       7.250000           9,253.91         54,153.10
 B1         12669BKW1       Junior        Fix-30/360      3,720,579.30       7.250000           3,841.22         22,478.50
 B2         12669BKX9       Junior        Fix-30/360      1,691,225.19       7.250000           1,746.06         10,217.82
 B3         12669BKY7       Junior        Fix-30/360      1,691,128.44       7.250000           1,745.96         10,217.23
 B4         12669BKZ4       Junior        Fix-30/360        676,548.12       7.250000             698.49          4,087.48
 B5         12669BLA4       Junior        Fix-30/360        501,663.21       7.250000             517.93          3,030.88
------------------------------------------------------------------------------------------------------------------------------------
Totals                                                  132,189,943.88                      6,157,135.82        683,409.37
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                   Current                          Cumulative
                   Total          Realized         Ending            Realized
 Class          Distribution       Losses          Balance            Losses
--------------------------------------------------------------------------------
 A1                    0.00         0.00                 0.00           0.00
 A2            2,304,027.34         0.00           904,691.45           0.00
 A3                    0.00         0.00                 0.00           0.00
 A4            3,371,747.38         0.00         1,323,947.18           0.00
 A5               86,587.26         0.00        14,331,684.00           0.00
 A6               12,083.33         0.00         2,000,000.00           0.00
 A7                    0.00         0.00           547,628.00           0.00
 A8               80,507.41         0.00        12,881,186.00           0.00
 A9                6,250.00         0.00         1,000,000.00           0.00
 A10               6,250.00         0.00         1,000,000.00           0.00
 A11               6,250.00         0.00         1,000,000.00           0.00
 A12             150,361.25         0.00         5,517,038.42           0.00
 A13              53,805.42         0.00         9,223,786.00           0.00
 A14                   0.00         0.00        20,259,175.58           0.00
 A15               7,291.67         0.00         1,206,896.55           0.00
 A16             211,224.26         0.00        34,961,256.00           0.00
 A17             146,071.99         0.00            57,356.48           0.00
 PO              248,683.10         0.00         3,915,940.46           0.00
 X                27,416.17         0.00        61,327,780.64           0.00
 AR                    0.03         0.00                 0.00           0.00
--------------------------------------------------------------------------------
 M                63,407.00         0.00         8,954,017.03           0.00
 B1               26,319.72         0.00         3,716,738.08           0.00
 B2               11,963.88         0.00         1,689,479.12           0.00
 B3               11,963.20         0.00         1,689,382.47           0.00
 B4                4,785.96         0.00           675,849.63           0.00
 B5                3,548.81         0.00           501,145.29     360,923.78
--------------------------------------------------------------------------------
Totals         6,840,545.18         0.00       126,150,301.19     360,923.78
--------------------------------------------------------------------------------
                                     Page 1


     THE                                              Distribution Date: 9/25/02
  BANK OF
    NEW
   YORK

101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236



                            Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-11



                                                               Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                  Original            Beginning          Scheduled                      Unscheduled          Net
                                 Certificate         Certificate         Principal        Accretion      Principal        Principal
Class        Cusip                 Balance             Balance          Distribution      Principal     Adjustments     Distribution
-----------------------------------------------------------------------------------------------------------------------------------
  A1         12669BKA9          63,750,000.00                0.00              0.00           0.00          0.00                0.00
  A2         12669BKB7          24,400,000.00        3,189,449.20      2,284,757.75           0.00          0.00        2,284,757.75
  A3         12669BKC5         112,150,000.00                0.00              0.00           0.00          0.00                0.00
  A4         12669BKD3          16,850,000.00        4,667,495.11      3,343,547.93           0.00          0.00        3,343,547.93
  A5         12669BKE1          14,331,684.00       14,331,684.00              0.00           0.00          0.00                0.00
  A6         12669BKF8           2,000,000.00        2,000,000.00              0.00           0.00          0.00                0.00
  A7         12669BKG6             547,628.00          547,628.00              0.00           0.00          0.00                0.00
  A8         12669BKH4          12,881,186.00       12,881,186.00              0.00           0.00          0.00                0.00
  A9         12669BKJ0           1,000,000.00        1,000,000.00              0.00           0.00          0.00                0.00
  A10        12669BKK7           1,000,000.00        1,000,000.00              0.00           0.00          0.00                0.00
  A11        12669BKL5           1,000,000.00        1,000,000.00              0.00           0.00          0.00                0.00
  A12        12669BKM3           9,344,423.00        5,634,531.57        117,493.15           0.00          0.00          117,493.15
  A13        12669BKN1           9,223,786.00        9,223,786.00              0.00           0.00          0.00                0.00
  A14        12669BKP6          16,431,791.00       20,141,682.44              0.00     117,493.15          0.00                0.00
  A15        12669BKQ4           1,206,896.55        1,206,896.55              0.00           0.00          0.00                0.00
  A16        12669BKR2          34,961,256.00       34,961,256.00              0.00           0.00          0.00                0.00
  A17        12669BLB6           5,588,582.00          202,206.81        144,850.32           0.00          0.00          144,850.32
  PO         12669BKS0           5,797,471.02        4,164,623.56        248,683.10           0.00          0.00          248,683.10
  X          12669BKT8         239,185,059.81       63,574,462.59              0.00           0.00          0.00                0.00
  AR         12669BKU5                 100.00                0.00              0.00           0.00          0.00                0.00
------------------------------------------------------------------------------------------------------------------------------------
  M          12669BKV3           9,264,700.00        8,963,270.93          9,253.91           0.00          0.00            9,253.91
  B1         12669BKW1           3,845,700.00        3,720,579.30          3,841.22           0.00          0.00            3,841.22
  B2         12669BKX9           1,748,100.00        1,691,225.19          1,746.06           0.00          0.00            1,746.06
  B3         12669BKY7           1,748,000.00        1,691,128.44          1,745.96           0.00          0.00            1,745.96
  B4         12669BKZ4             699,300.00          676,548.12            698.49           0.00          0.00              698.49
  B5         12669BLA4           1,048,859.98          501,663.21            517.93           0.00          0.00              517.93
------------------------------------------------------------------------------------------------------------------------------------
Totals                         349,612,567.00      132,189,943.88      6,157,135.82     117,493.15          0.00        6,157,135.82
------------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
                 Current               Ending           Ending
                 Realized           Certificate       Certificate
Class             Losses              Balance           Factor
-------------------------------------------------------------------------------
  A1               0.00                    0.00      0.00000000000
  A2               0.00              904,691.45      0.03707751840
  A3               0.00                    0.00      0.00000000000
  A4               0.00            1,323,947.18      0.07857253295
  A5               0.00           14,331,684.00      1.00000000000
  A6               0.00            2,000,000.00      1.00000000000
  A7               0.00              547,628.00      1.00000000000
  A8               0.00           12,881,186.00      1.00000000000
  A9               0.00            1,000,000.00      1.00000000000
  A10              0.00            1,000,000.00      1.00000000000
  A11              0.00            1,000,000.00      1.00000000000
  A12              0.00            5,517,038.42      0.59040974745
  A13              0.00            9,223,786.00      1.00000000000
  A14              0.00           20,259,175.58      1.23292558812
  A15              0.00            1,206,896.55      1.00000000161
  A16              0.00           34,961,256.00      1.00000000000
  A17              0.00               57,356.48      0.01026315509
  PO               0.00            3,915,940.46      0.67545666896
  X                0.00           61,327,780.64      0.25640305748
  AR               0.00                    0.00      0.00000000000
-------------------------------------------------------------------------------
  M                0.00            8,954,017.03      0.96646594339
  B1               0.00            3,716,738.08      0.96646594382
  B2               0.00            1,689,479.12      0.96646594677
  B3               0.00            1,689,382.47      0.96646594503
  B4               0.00              675,849.63      0.96646594036
  B5               0.00              501,145.29      0.47779998726
-------------------------------------------------------------------------------
Totals             0.00          126,150,301.19
-------------------------------------------------------------------------------

     THE                                              Distribution Date: 9/25/02
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-11


                                                                Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
               Beginning         Pass           Accrued      Cumulative                     Total         Net          Unscheduled
              Certificate       Through         Optimal        Unpaid        Deferred     Interest     Prepayment         Interest
 Class           Balance        Rate (%)        Interest       Interest      Interest        Due      Int Shortfall      Adjustment
------------------------------------------------------------------------------------------------------------------------------------
 A1                  0.00       7.250000            0.00        0.00            0.00           0.00       0.00              0.00
 A2          3,189,449.20       7.250000       19,269.59        0.00            0.00      19,269.59       0.00              0.00
 A3                  0.00       7.250000            0.00        0.00            0.00           0.00       0.00              0.00
 A4          4,667,495.11       7.250000       28,199.45        0.00            0.00      28,199.45       0.00              0.00
 A5         14,331,684.00       7.250000       86,587.26        0.00            0.00      86,587.26       0.00              0.00
 A6          2,000,000.00       7.250000       12,083.33        0.00            0.00      12,083.33       0.00              0.00
 A7            547,628.00       0.000000            0.00        0.00            0.00           0.00       0.00              0.00
 A8         12,881,186.00       7.500000       80,507.41        0.00            0.00      80,507.41       0.00              0.00
 A9          1,000,000.00       7.500000        6,250.00        0.00            0.00       6,250.00       0.00              0.00
 A10         1,000,000.00       7.500000        6,250.00        0.00            0.00       6,250.00       0.00              0.00
 A11         1,000,000.00       7.500000        6,250.00        0.00            0.00       6,250.00       0.00              0.00
 A12         5,634,531.57       7.000000       32,868.10        0.00            0.00      32,868.10       0.00              0.00
 A13         9,223,786.00       7.000000       53,805.42        0.00            0.00      53,805.42       0.00              0.00
 A14        20,141,682.44       7.000000            0.00        0.00      117,493.15     117,493.15       0.00              0.00
 A15         1,206,896.55       7.250000        7,291.67        0.00            0.00       7,291.67       0.00              0.00
 A16        34,961,256.00       7.250000      211,224.26        0.00            0.00     211,224.26       0.00              0.00
 A17           202,206.81       7.250000        1,221.67        0.00            0.00       1,221.67       0.00              0.00
 PO          4,164,623.56       0.000000            0.00        0.00            0.00           0.00       0.00              0.00
 X          63,574,462.59       0.517494       27,416.17        0.00            0.00      27,416.17       0.00              0.00
 AR                  0.00       7.250000            0.00        0.00            0.00           0.00       0.00              0.00
-------------------------------------------------------------------------------------------------------------------------------
 M           8,963,270.93       7.250000       54,153.10        0.00            0.00      54,153.10       0.00              0.00
 B1          3,720,579.30       7.250000       22,478.50        0.00            0.00      22,478.50       0.00              0.00
 B2          1,691,225.19       7.250000       10,217.82        0.00            0.00      10,217.82       0.00              0.00
 B3          1,691,128.44       7.250000       10,217.23        0.00            0.00      10,217.23       0.00              0.00
 B4            676,548.12       7.250000        4,087.48        0.00            0.00       4,087.48       0.00              0.00
 B5            501,663.21       7.250000        3,030.88        0.00            0.00       3,030.88       0.00              0.00
-------------------------------------------------------------------------------------------------------------------------------
Totals     132,189,943.88                     683,409.34        0.00      117,493.15     800,902.49       0.00              0.00
-------------------------------------------------------------------------------------------------------------------------------


------------------------------

                    Interest
 Class                Paid
------------------------------
 A1                      0.00
 A2                 19,269.59
 A3                      0.00
 A4                 28,199.45
 A5                 86,587.26
 A6                 12,083.33
 A7                      0.00
 A8                 80,507.41
 A9                  6,250.00
 A10                 6,250.00
 A11                 6,250.00
 A12                32,868.10
 A13                53,805.42
 A14                     0.00
 A15                 7,291.67
 A16               211,224.26
 A17                 1,221.67
 PO                      0.00
 X                  27,416.17
 AR                      0.03
------------------------------
 M                  54,153.10
 B1                 22,478.50
 B2                 10,217.82
 B3                 10,217.23
 B4                  4,087.48
 B5                  3,030.88
-----------------------------
Totals             683,409.37
-----------------------------

    THE                                              Distribution Date: 9/25/02
  BANK OF
    NEW
   YORK

101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-11


                                               Current Payment Information
                                                    Factors per $1,000
 ----------------------------------------------------------------------------------------------------------------------------------
                             Original           Beginning Cert.                                            Ending Cert.      Pass
                            Certificate             Notional           Principal         Interest            Notional       Through
 Class        Cusip           Balance               Balance          Distribution       Distribution          Balance       Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
 A1         12669BKA9       63,750,000.00           0.000000000       0.000000000      0.000000000          0.000000000     7.250000
 A2         12669BKB7       24,400,000.00         130.715131243      93.637612842      0.789737251         37.077518401     7.250000
 A3         12669BKC5      112,150,000.00           0.000000000       0.000000000      0.000000000          0.000000000     7.250000
 A4         12669BKD3       16,850,000.00         277.002677262     198.430144313      1.673557842         78.572532949     7.250000
 A5         12669BKE1       14,331,684.00       1,000.000000000       0.000000000      6.041666667      1,000.000000000     7.250000
 A6         12669BKF8        2,000,000.00       1,000.000000000       0.000000000      6.041666667      1,000.000000000     7.250000
 A7         12669BKG6          547,628.00       1,000.000000000       0.000000000      0.000000000      1,000.000000000     0.000000
 A8         12669BKH4       12,881,186.00       1,000.000000000       0.000000000      6.250000000      1,000.000000000     7.500000
 A9         12669BKJ0        1,000,000.00       1,000.000000000       0.000000000      6.250000000      1,000.000000000     7.500000
 A10        12669BKK7        1,000,000.00       1,000.000000000       0.000000000      6.250000000      1,000.000000000     7.500000
 A11        12669BKL5        1,000,000.00       1,000.000000000       0.000000000      6.250000000      1,000.000000000     7.500000
 A12        12669BKM3        9,344,423.00         602.983359272      12.573611826      3.517402929        590.409747446     7.000000
 A13        12669BKN1        9,223,786.00       1,000.000000000       0.000000000      5.833333333      1,000.000000000     7.000000
 A14        12669BKP6       16,431,791.00       1,225.775232596       0.000000000      0.000000000      1,232.925588120     7.000000
 A15        12669BKQ4        1,206,896.55       1,000.000001609       0.000000000      6.041666676      1,000.000001609     7.250000
 A16        12669BKR2       34,961,256.00       1,000.000000000       0.000000000      6.041666667      1,000.000000000     7.250000
 A17        12669BLB6        5,588,582.00          36.182131305      25.918976216      0.218600377         10.263155089     7.250000
 PO         12669BKS0        5,797,471.02         718.351768756      42.895099797      0.000000000        675.456668959     0.000000
 X          12669BKT8      239,185,059.81         265.796127235       0.000000000      0.114623249        256.403057485     0.517494
 AR         12669BKU5              100.00           0.000000000       0.000000000      0.265537826          0.000000000     7.250000
 -----------------------------------------------------------------------------------------------------------------------------------
 M          12669BKV3        9,264,700.00         967.464778643       0.998835257      5.845099704        966.465943386     7.250000
 B1         12669BKW1        3,845,700.00         967.464779078       0.998835258      5.845099707        966.465943821     7.250000
 B2         12669BKX9        1,748,100.00         967.464782033       0.998835261      5.845099725        966.465946773     7.250000
 B3         12669BKY7        1,748,000.00         967.464780287       0.998835259      5.845099714        966.465945028     7.250000
 B4         12669BKZ4          699,300.00         967.464775616       0.998835254      5.845099686        966.465940362     7.250000
 B5         12669BLA4        1,048,859.98         478.293789944       0.493802680      2.889691648        477.799987264     7.250000
------------------------------------------------------------------------------------------------------------------------------------
Totals                     349,612,567.00         378.104096813      17.611311495      1.954762027       360.828851985
------------------------------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-11

Pool Level Data
Distribution Date                                                                       9/25/02
Cut-off Date                                                                            9/ 1/99
Determination Date                                                                      9/ 1/02
Accrual Period 30/360                                             Begin                 8/ 1/02
                                                                  End                   9/ 1/02
Number of Days in 30/360 Accrual Period                                                      30

--------------------------------------------------------------------
                    Collateral Information
--------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                       0.00

Beginning Aggregate Pool Stated Principal Balance                                132,189,949.22
Ending Aggregate Pool Stated Principal Balance                                   126,150,306.54

Beginning Aggregate Certificate Stated Principal Balance                         132,189,943.88
Ending Aggregate Certificate Stated Principal Balance                            126,150,301.20

Beginning Aggregate Loan Count                                                              574
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement              22
Ending Aggregate Loan Count                                                                 552

Beginning Weighted Average Loan Rate (WAC)                                            7.547104%
Ending Weighted Average Loan Rate (WAC)                                               7.556488%

Beginning Net Weighted Average Loan Rate                                              7.270470%
Ending Net Weighted Average Loan Rate                                                 7.280042%

Weighted Average Maturity (WAM) (Months)                                                    319

Servicer Advances                                                                     65,554.61

Aggregate Pool Prepayment                                                          5,902,535.16
Pool Prepayment Rate                                                                42.2321 CPR
--------------------------------------------------------------------
                      Certificate Information
--------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                86.5304651089%
Senior Prepayment Percentage                                                    100.0000000000%

Subordinate Percentage                                                           13.4695348911%
Subordinate Prepayment Percentage                                                 0.0000000000%


   THE
  BANK OF
   NEW
  YORK

101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-11

Certificate Account
Beginning Balance                                                                         0.00

Deposit
Payments of Interest and Principal                                                6,865,215.46
Liquidation Proceeds                                                                      0.00
All Other Proceeds                                                                        0.00
Other Amounts                                                                             0.00
                                                                                 -------------
Total Deposits                                                                    6,865,215.46

Withdrawals
Reimbursement of Servicer Advances                                                        0.00
Payment of Master Servicer Fees                                                      23,678.86
Payment of Sub Servicer Fees                                                            991.42
Payment of Other Fees                                                                     0.00
Payment of Insurance Premium(s)                                                           0.00
Payment of Personal Mortgage Insurance                                                    0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                          0.00
Payment of Principal and Interest                                                 6,840,545.18
                                                                                 -------------
Total Withdrawals                                                                 6,865,215.46

Ending Balance                                                                            0.00

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                             3,860.72
Compensation for Gross PPIS from Servicing Fees                                       3,860.72
Other Gross PPIS Compensation                                                             0.00
                                                                                 -------------
Total Net PPIS (Non-Supported PPIS)                                                      -0.00

Master Servicing Fees Paid                                                           23,678.86
Sub Servicing Fees Paid                                                                 991.42
Insurance Premium(s) Paid                                                                 0.00
Personal Mortgage Insurance Fees Paid                                                     0.00
Other Fees Paid                                                                           0.00
                                                                                 -------------
Total Fees                                                                           24,670.28

    THE
  BANK OF
    NEW
   YORK

101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-11


----------------------------------------------------------
                  Delinquency Information
----------------------------------------------------------
Group 1
-------
Delinquency                                                      30-59 Days     60-89 Days       90+ Days          Totals
-----------                                                      ----------     ----------       --------          ------
Scheduled Principal Balance                                    6,085,480.89      904,801.99      673,169.50     7,663,452.38
Percentage of Total Pool Balance                                  4.823992%       0.717241%       0.533625%        6.074858%
Number of Loans                                                          25               5               4               34
Percentage of Total Loans                                         4.528986%       0.905797%       0.724638%        6.159420%

Foreclosure
-----------
Scheduled Principal Balance                                                                                       740,989.70
Percentage of Total Pool Balance                                                                                   0.587386%
Number of Loans                                                                                                            6
Percentage of Total Loans                                                                                          1.086957%

Bankruptcy
----------
Scheduled Principal Balance                                                                                             0.00
Percentage of Total Pool Balance                                                                                   0.000000%
Number of Loans                                                                                                            0
Percentage of Total Loans                                                                                          0.000000%

REO
---
Scheduled Principal Balance                                                                                       164,725.68
Percentage of Total Pool Balance                                                                                   0.130579%
Number of Loans                                                                                                            2
Percentage of Total Loans                                                                                          0.362319%

Book Value of all REO Loans                                                                                             0.00
Percentage of Total Pool Balance                                                                                   0.000000%

Current Realized Losses                                                                                                 0.00
Additional Gains (Recoveries)/Losses                                                                                    0.00
Total Realized Losses                                                                                             360,373.78

---------------------------------------------------------
     Subordination/Credit Enhancement Information
---------------------------------------------------------

Protection                                                                                       Original          Current
----------                                                                                       --------          -------
Bankruptcy Loss                                                                                144,473.00         100,000.00
Bankruptcy Percentage                                                                           0.041324%          0.079271%
Credit/Fraud Loss                                                                            6,992,251.00       1,321,899.49
Credit/Fraud Loss Percentage                                                                    2.000000%          1.047877%

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-11

Protection                                                                                       Original          Current
----------                                                                                       --------          -------
Special Hazard Loss                                                                          4,984,640.00       3,632,945.76
Special Hazard Loss Percentage                                                                  1.425761%          2.879855%

Credit Support                                                                                   Original           Current
--------------                                                                                   --------           -------
Class A                                                                                    331,257,907.02     108,923,689.58
Class A Percentage                                                                             94.750000%         86.344375%

Class M                                                                                      9,264,700.00       8,954,017.03
Class M Percentage                                                                              2.649991%          7.097896%

Class B1                                                                                     3,845,700.00       3,716,738.08
Class B1 Percentage                                                                             1.099989%          2.946278%

Class B2                                                                                     1,748,100.00       1,689,479.12
Class B2 Percentage                                                                             0.500011%          1.339259%

Class B3                                                                                     1,748,000.00       1,689,382.47
Class B3 Percentage                                                                             0.499982%          1.339182%

Class B4                                                                                       699,300.00         675,849.63
Class B4 Percentage                                                                             0.200021%          0.535750%

Class B5                                                                                     1,048,859.98         501,145.29
Class B5 Percentage                                                                             0.300006%          0.397260%

-----------------------------------------
    Reserve Fund Information
-----------------------------------------

a9 reserve
-----------
Beginning Balance                                                                                                       0.00
Deposits                                                                                                                0.00
Accrued Interest                                                                                                        0.00
Withdrawals                                                                                                             0.00
Ending Balance

a11 reserve
----------
Beginning Balance                                                                                                       0.00
Deposits                                                                                                                0.00
Accrued Interest                                                                                                        0.00
Withdrawals                                                                                                             0.00
Ending Balance                                                                                                          0.00
